Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES A NEW PRESIDENT FOR SERVICE TRANSPORT COMPANY

Houston, Texas (Monday, October 30, 2017) -- Adams Resources & Energy, Inc. (NYSE MKT: AE) (“Adams” or the “Company”) today announced the election of Kevin J. Roycraft as President of Service Transport Company (“STC”), a wholly owned subsidiary of Adams, effective mid-November 2017. James L. Brown will remain with Service Transport Company through his retirement date of December 31, 2017 to help facilitate a smooth transition.

Kevin Roycraft brings over 24 years of experience in transportation and logistics operations, management and executive leadership. He joins Service Transport Company from Dana Transport Inc., where he served as Executive Vice President. From 2012 through 2015, Mr. Roycraft was the President and Chief Executive Officer of Aveda Transportation and Energy Services. From 2004 through 2012, Mr. Roycraft held various positions of increasing responsibility with Liquid Transport Corp, including Director of Business Development and Vice President of Operations. He holds a Bachelor of Science degree in Organizational Leadership and Supervision from Purdue University.

“We welcome Kevin’s leadership and experience to the STC team. Service Transport Company is well positioned to take advantage of the substantial downstream development across the Gulf Coast, and Kevin will be a key leader in capturing future opportunities and growth. We thank Jim Brown for his 33 years of tireless dedication to Service Transport Company,” said Townes Pressler, Executive Chairman of the Company.

Adams Resources & Energy, Inc., headquartered in Houston, Texas, is engaged in the business of crude oil marketing, transportation and storage and tank truck transportation of liquid chemicals, dry bulk and ISO tank container storage and transportation. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Josh C. Anders
EVP, Chief Financial Officer
janders@adamsresources.com
(281) 974-9442